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                                  Exhibit 99.1




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                                    GWP, INC.
                               ONE BUCKHEAD PLAZA
                            3060 PEACHTREE ROAD, N.W.
                                   SUITE 1890
                             ATLANTA, GEORGIA 30305

                                  APRIL 7, 1997

Tintagel Limited
P.O. Box 156
Hibiscus Square, Pond Street
Grand Turk, Turks and Caicos Islands
British West Indies

Komen Holdings Pty., Ltd.
65 Hume Street
Crows Nest, New South Wales 2065

         RE: STOCK PURCHASE AGREEMENT DATED JANUARY 7, 1997 BY AND AMONG GWP, INC. ("GWP"), TINTAGEL LIMITED, A TURKS AND CAICOS TRUST ("TINTAGEL") AND KOMEN HOLDINGS PTY., LTD., AN AUSTRALIAN CORPORATION ("KOMEN")

Gentlemen:

       GWP hereby assigns all of its right, title and interest in and to its rights and obligations under the Stock Purchase Agreement to the following five individuals, each of which shall acquire a percentage interest in the Stock Purchase Agreement as follows:

               Ken H. Smith -                        40.0 %
               James Warren-                         40.0 %
               Joyce S. Newin-                        4.53%
               John M. Buckley -                      4.36%
               Joe B. Young -                        11.11%

For purposes hereof, the five individuals shall receive the shares and undertake the obligations for payment thereof directly to Komen and Tintagel such that each individual shall undertake the following obligations:

       (a) Ken H. Smith shall execute a promissory note in the amount of $250,000 to Komen for 1,743,000 shares;

       (b) Ken H. Smith shall execute a promissory note in the amount of $126,810 to Tintagel in exchange for 1,924,600 shares;




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April 7, 1997
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       (c) James Warren shall execute a promissory note in the amount of
$250,000 to Komen in exchange for 1,743,000 shares;

       (d) James Warren shall execute a promissory note in the amount of $126,810 to Tintagel in exchange for 1,924,600 shares;

       (e) John M. Buckley shall execute a promissory note in the amount of $40,000 to Tintagel in exchange for 400,000 shares;

       (f) Joyce S. Newlin shall execute a promissory note in the amount of $41,510 to Tintagel in exchange for 415,100 shares; and

       (g) Joe B. Young shall execute a promissory note in the amount of $101,870 to Tintagel in exchange for 1,018,700 shares.

       This Assignment made this 7th day of April, 1997.

                                             GWP, INC.

                                             By: /s/ Ken H. Smith
                                                ------------------------------
                                                     Ken H. Smith, President



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